Amended and Restated Employment Agreement


            THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 30, 1998, between NORTH ATLANTIC TRADING COMPANY, INC. (the "Company") and JEFFREY S. HAY (the "Executive").


                                AGREEMENT

            1. Employment, Duties and Acceptance. (a) The Company shall employ the Executive during the Term (as hereinafter defined) as the Executive Vice President and General Counsel of the Company.

            (b) The Executive hereby accepts such employment and agrees to render his services to the Company on a full-time basis. The Executive further agrees to accept election and to serve during all or any part of the Term or any Renewal Term as an officer, director or representative of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement. The Executive shall report directly to the Chief Executive Officer of the Company.

            (c) The duties to be performed by the Executive hereunder shall be performed primarily in New York, New York, subject to reasonable travel requirements on behalf of the Company. The Executive acknowledges that he may be required to spend a significant amount of time periodically in the Company's Louisville facility. The Company agrees that the Executive may reside in Charlotte, North Carolina and, except to the extent that the exigencies of the Company's business otherwise require, Executive may work one business day per week out of Charlotte, North Carolina. The Company shall not require the Executive to relocate outside of Charlotte, North Carolina, without his prior written consent, which may be withheld in the Executive's discretion. The Executive shall be reimbursed for his reasonable travel expenses. The Executive shall be entitled to four (4) weeks of paid vacation time annually.

            2. Term of Employment. As used herein, the "Term" means the period commencing as of April 30, 1998, and ending on April 30, 2002; provided, however, that, unless either party gives written notice on or prior to April 30, 2000 of termination of this Agreement on April 30, 2002, the Term shall automatically be



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
extended for an additional one-day period at the end of each day following April 30, 2000 (such that, at the end of every day following April 30, 2002, the Term shall continue for a total of 24 months thereafter).

            3. Compensation. The Executive shall be entitled to the following compensation:

            (a) During the Term, the Company agrees to pay to the Executive a salary in cash (the "Salary") as compensation for the services to be performed by him as provided herein. The Salary shall be paid at the rate of $250,000 per annum through and including July 31, 1998 and at the rate of $275,000 per annum thereafter. The Salary shall be paid in equal monthly installments or more frequently in accordance with the Company's salaried payroll payment policy less such deductions or amounts to be withheld as shall be required by applicable law and regulations. The Salary shall be reviewed annually and may be increased at the sole discretion of the Company's Board of Directors.

            (b) Upon the execution of this agreement, the Executive shall receive a bonus in the amount of $75,000. If the Executive has not voluntarily resigned his employment with the Company prior to February 28, 1999, he shall receive an additional bonus in the amount of $75,000 on February 28, 1999.

            (c) The Executive shall also be eligible throughout the Term to receive annual cash bonuses (each a "Bonus") as a member of executive management in accordance with the Company's Management Bonus Program (as in effect from time to time) based on the Company's audited financial statements for the applicable year and payable after delivery of such financial statements. The minimum annual bonus the Executive shall be eligible to receive shall be not less than 50% of Executive's then current annual Salary.

            (d) The Executive shall be entitled to all rights and benefits for which he shall be eligible under any other incentive program, retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called "fringe" benefits or perquisites, including reimbursement of the costs of one club membership in each case at the highest level which the Company shall from time to time provide for any of its senior executives of the same or similar stature. In addition, to the extent obtainable at reasonable premiums, the Company shall provide the Executive with a



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
term life insurance policy in an amount equal to $1,000,000.00, with Executive's estate being the beneficiary.

            4. Termination. (a) If during the Term the Executive shall die, the Executive's legal representative shall be entitled to receive in cash an amount equal to the sum of (i) any accrued and unpaid Salary to the date of such death, and (ii) any accrued and unpaid Bonus to the date of such death, including any Bonus for the year in which the termination occurs, calculated by reviewing the Company's performance for such entire year and prorating any such Bonus for the number of days elapsed during such year prior to such termination. The amount referred to in clause (i) above shall be paid in accordance the Company's existing payroll practices and any Bonus payable pursuant to clause (ii) above shall be paid within ten business days after the release of the Company's audited financial statements for the year in respect of which such Bonus was awarded. In addition, the Executive (or his legal representative) shall be entitled to receive any insurance proceeds payable pursuant to any insurance provided pursuant to Section 3(d) hereof.

            (b) If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of at least 90 days out of any twelve consecutive months (which condition is referred to herein as the Executive becoming "Disabled"), the Company may at any time prior to the 90th day after the last day of such twelfth consecutive month, by written notice to the Executive, terminate the Executive's employment, in which event the Executive (or his legal representative) shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Salary to the date of such notice and (ii) any accrued and unpaid Bonus to the date of such notice, including any Bonus for the year in which the termination occurs, calculated by reviewing the Company's performance for such entire year and prorating any such Bonus for the number of days elapsed during such year prior to such termination. The amount referred to in clause (i) above shall be paid in accordance the Company's existing payroll practices and any Bonus payable pursuant to clause
(ii) above shall be paid within ten business days after the release of the Company's audited financial statements for the year in respect of which such Bonus was awarded. In addition, the Executive (or his legal representative) shall be entitled to receive any disability benefits payable pursuant to any plan referred to in Section 3(d) hereof. Nothing herein contained shall be deemed to limit or abrogate any insurance or other similar benefits available to the Executive.




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
            (c) The Executive's employment may be terminated by the Company during the Term for Cause (as hereinafter defined). If during the Term the Executive's employment shall be lawfully terminated by the Company for Cause or the Executive shall voluntarily resign without Good Reason (as hereinafter defined), the Company's obligation to pay Salary and Bonus for the benefit of the Executive, and the Executive's obligation to render services hereunder for the benefit of the Company, shall cease on the effective date of such termination or resignation (the effective date of a termination or resignation pursuant to any provision of Section 4 is hereinafter referred to as the "Termination Date"); provided, however, that the Executive shall be entitled to receive in cash an amount equal to (i) any accrued and unpaid Salary to the Termination Date and (ii) any accrued and unpaid Bonus for any year preceding such Termination Date. The amount referred to in clause (i) above shall be paid in accordance the Company's existing payroll practices and any Bonus payable pursuant to clause (ii) above shall be paid within ten business days after the release of the Company's audited financial statements for the year in respect of which such Bonus was awarded.

            As used herein, the term "Cause" shall mean only (i) a felony conviction of the Executive (as determined by a court of competent jurisdiction, not subject to further appeal), (ii) the commission by the Executive of an act of fraud or embezzlement against the Company or any of its affiliates (as determined by a court of competent jurisdiction, not subject to further appeal),
(iii) gross misconduct which is demonstrably willful and deliberate on the Executive's part and which is materially detrimental to the Company or any of its affiliates, (iv) any material breach by the Executive of any agreement with the Company or any affiliate thereof not cured within 10 days after receiving written notice thereof or any material violation of any policies or procedures of the Company if the Company has given Executive written notice of such violation and Executive persists in such violation or (v) insubordination consisting of the Executive's continued failure to take specific action which is within his individual control and consistent with his status as a senior executive of the Company and his duties and responsibilities hereunder after written notice from the Chief Executive Officer of the Company of not less than 10 days; provided, however, that the Executive shall not be terminated for Cause if the action required to be taken would constitute a breach of the Executive's responsibilities under the Rules of Professional Conduct of the North Carolina State Bar Association.

            As used herein, the term "Good Reason" means any of the following:




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
                  (i) the assignment to the Executive of any duties inconsistent with his status as Executive Vice President and General Counsel of the Company or a material adverse alteration in the nature or status of his responsibilities from those provided herein or the transfer of a significant portion of such responsibilities to one or more other persons;

                  (ii) the failure by the Company to pay or provide to the
            Executive, within 30 days of a written demand therefor, any amount of compensation or any material benefit which is due, owing and payable pursuant to the terms hereof or of any written plan, program, arrangement or policy; or

                  (iii) the breach in any material respect by the Company of any of its other obligations or agreements set forth herein and the failure by the Company to cure such breach within 20 days after written notice thereof from the Executive.

            (d) If during the Term the Executive's employment shall be terminated by the Company without Cause (and other than pursuant to Section 4(b)) or by the Executive for Good Reason (each a "Section 4(d) Event"), the following provisions shall apply:

                  (i) The Executive shall be entitled to receive severance pay equal to the sum of the following amounts:

            (A) an amount equal to all accrued but unpaid Salary owing by the Company as of the Termination Date;

            (B) any accrued and unpaid Bonus to the Termination Date, including any Bonus for the year in which the Executive is terminated, calculated by reviewing the Company's performance for such entire year and prorating any such Bonus for the number of days elapsed during such year prior to such termination;

            (C) subject to Section 5 hereof, an amount equal to the Executive's annual Salary hereunder (at the rate then in effect) for the period commencing on the Termination Date and ending on the expiration of the Term; and




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
            (D) subject to Section 5 hereof, an amount equal to the product of
      (A) the highest Bonus paid to the Executive in the two (2) years preceding Termination Date pursuant to the Company's Management Bonus Program, and
      (B) the total number of days remaining in the Term divided by 365.

                  (ii) The amounts payable by the Company pursuant to Section
            4(d)(i) shall be paid as follows:

            (A) The amount referred to in clause (A) of Section 4(d)(i) shall be paid in accordance with the Company's existing payroll practices;

            (B) The amount of any Bonus payable pursuant to clause (B) of
      Section 4(d)(ii) shall be paid 10 business days after the release of the Company's annual audited financial statements for the year in respect of which such Bonus was awarded;

            (C) The amounts payable by the Company pursuant to clauses (C) and
      (D) of Section 4(d)(i) shall, in the sole discretion of the Company, be paid either:

            (1) as a lump sum cash payment within ten business days after the Termination Date; or

            (2) an amount equal to (x) the sum of (i) one year's salary (at the rate then in effect) and (ii) the amount of the highest bonus paid to the Executive in the two (2) years preceding termination of employment pursuant to the Company's Management Bonus Program, as a lump sum cash payment within ten business days after the Termination Date and (y) the balance of the amounts payable by the Company pursuant to clauses (C) and (D) of Section 4(d)(i) in equal installments in accordance with the Company's existing payroll practices during the period commencing on the Termination Date and ending one year prior to the conclusion of the Term.

      In the event that the Company elects to make payments to the Executive pursuant to clause (2) above, the Executive shall be entitled to receive benefits under any benefit plan or program of the Company until the first anniversary of the Termination Date (other than bonus or other incentive plans or



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
      programs) to which the Executive would be entitled pursuant to the terms of such plan or program if he had remained employed by the Company during such period (to the extent permitted by the terms of such plan or program and applicable law), or pursuant to any applicable state or federal law; provided, however, in the event that the Company is unable to provide health benefits under its existing plan, the Company will pay the cost of continuing coverage pursuant to COBRA and, provided further, the Executive's right to receive benefits pursuant to this sentence shall terminate if the Executive obtains other employment pursuant to which he is entitled to receive such benefits.

                  (iii) Executive may, in his sole discretion, elect to purchase his assigned Company car at a price not to exceed its pay-off value in accordance with the Company's financial records and books pursuant to its fleet contract.

                  (iv) Any options to purchase shares common stock, par value $.01, of the Company granted to the Executive and any shares of restricted stock granted to the Executive that have not vested as of the Termination Date shall vest as of such date.

            (e) During the term of the Executive's employment with Company and for a period equal to the greater of (x) twelve months after the Termination Date or (y) the date the last payment is payable to the Executive under the terms of this Agreement (the "Noncompetition Period"), Executive hereby agrees not to Compete with the Company. For purposes of this section, the term Compete means:

                  (i) soliciting or counseling, personally or by or on behalf of any person, firm or corporation, the employment of any employee of Company, or requesting, inducing or attempting to influence any employee of the Company to terminate his employment with Company; or

                  (ii) directly or indirectly (A) requesting, inducing or
            attempting to influence any supplier of goods or services to Company to curtail or cancel any business it transacts with Company; or (B) requesting, inducing or attempting to influence any customer of Company to curtail or cancel any business they may transact with Company; or (C) engaging in any business that the Company is engaged in as of the date of such termination (whether as an officer, director, partner, employee, consultant, attorney or equity owner).



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
Notwithstanding the foregoing, (i) after first anniversary of the Termination Date, the term "Compete" shall mean engaging in any business on behalf of Swedish Match North America Inc., Conwood Company, L.P. and Swisher International Inc., or any of their affiliates (whether as an officer, director, partner, employee, consultant, attorney or equity owner) and (ii) the term "Compete" shall not include owning (as a "beneficial owner", as such term is defined in the Securities Exchange Act of 1934, as amended, or otherwise) one percent (1%) or less of any class of equity securities of a company that is engaged in a business in which the company is engaged, provided that such class of equity securities is listed on a national securities exchange or actively traded in the over-the-counter market and that the Executive does not serve as an officer, director, partner, employee, consultant or attorney of such company.

            (f) The Company acknowledges and agrees that the Executive shall have no duty at any time to seek other employment or to mitigate his damages hereunder. The amounts payable to the Executive under this Agreement shall be paid regardless of whether the Executive obtains other employment.

            (g) Upon any termination of the Executive's employment hereunder, the Company shall pay to the Executive or reimburse the Executive for any business expenses and any amount payable under any benefit plan or program or other amounts that were accrued or incurred but unpaid or unreimbursed at the Termination Date.

            5. Change in Control (a) If within 12 months following the occurrence of a Change in Control (as hereinafter defined), Executive's employment is terminated pursuant to Section 4(d) of this Agreement, in lieu of the payments provided in Sections 4(d)(i)(C) and 4(d)(i)(D) (and payment thereof as provided in Section 4(d)(ii)(C)), Executive shall receive a lump sum cash payment, upon such termination, equal to three (3) times the amount of the Executive's annual Salary (at the rate then in effect); and (b) three (3) times the highest bonus paid to Executive in the two (2) years preceding the termination of employment pursuant to the Company's Management Bonus Program.

            As used herein, a "Change In Control" shall be deemed to occur as of the first date on which any person or group of persons acting in concert other than one or more "Helms Affiliates" (as hereinafter defined) or other members of senior management of the Company shall become the direct or indirect Beneficial Owners (as hereinafter defined) of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the issued and outstanding common stock voting securities of the Corporation or shall have the right to elect by virtue of



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the ownership of securities, by contract or otherwise a majority of the
Company's Board of Directors. For purposes of this Agreement, (i) the term "Helms Affiliates" shall mean Thomas F. Helms, Jr., his immediate family members (which includes his parents, spouse, former spouses, issue, siblings or the issue of any of the foregoing) or affiliates or any trust for the benefit thereof or which any of the foregoing persons are parties thereto or beneficiaries thereunder and (ii) the term "Beneficial Owner" shall be given the definition contained in Rule 13-d-3 under the Securities Exchange Act of 1934, as amended from time to time.

            (b) Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be obligated to make any payment or provide any benefit (including the acceleration of stock options) to the extent that such payment or benefit results in a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")); provided, however, that the Company shall make all payments and provide all benefits under this Agreement to the fullest extent permitted without giving rise to a parachute payment.

            (c) Whether any payment or benefit under this Agreement results in a parachute payment (as defined in Section 280G of the Code) (i) shall be determined by the Company's certified public accountants (the "Accountants"); and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of
Section 280G of the Code.

            (d) In the event that a payment or benefit under this Agreement is subsequently determined by the Accountants to be a parachute payment, the Executive shall repay to the Company, within 30 days following the time that the character of such payment or benefit is re-defined by the Accountants, the amount of such payment or benefit that has been paid to the Executive or on the Executive's behalf and that would not have been paid if such payment or benefit had been initially treated as a parachute payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing provisions of this Section 7(e), in the event any portion of the payment or benefit to be refunded to the Company has been paid to any federal, state or local authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or check is denied.



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
            6. Put Option. (a) If the Executive's employment is terminated pursuant to Section 4(d), Executive shall have the right and option (the "Put Option"), commencing on the date on which the last payment is to be made by the Company to the Executive pursuant to the terms of Section 4(d)(ii) (the "Last Payment Date"), to require the Company to repurchase all or a portion of his Shares at their "Fair Market Value", as defined in the Exchange and Stockholders' Agreement dated June 25, 1997, by and among the Company, the Executive and the other parties thereto, as amended (the "Stockholders' Agreement"), as of the date of exercise of the Put Option. The Put Option (i) shall be exercisable by the Executive giving written notice (the "Put Notice") of the exercise thereof to the Company, attention: Secretary, at the principal executive office of the Company and (ii) may only be exercised one time during the 12-month period commencing on the Last Payment Date or during any subsequent period of 12 consecutive months commencing on an anniversary of the Last Payment Date, and (iii) shall at all times and in all respects be subject, subordinate and junior in right of payment to all borrowings, secured or unsecured, now owing or which hereafter may become owing, of the Company, and the Company shall not be obligated to repurchase any Shares if the Company upon or after such payment would be in default under or violation of any instrument, agreement or law to which the Company is a party or by which the Company or any of its assets is materially bound or affected. If the Company is unable to repurchase all or a portion of the Executive's Shares for which the Put Option is exercised for any of the reasons enumerated in the immediately preceding sentence, the repurchase of such Shares may be deferred until such time as such repurchase may be made without default under or violation of such instrument, agreement or law; provided, however, if the repurchase of all or a portion of the Executive's Shares for which the Put Option is exercised is to be deferred, the Company shall give the Executive notice thereof (a "Deferral Notice") within ten business days after the determination of the Fair Market Value thereof, and the Executive, by written notice to the Company given within ten business days after the date of the Company's notice, may elect to withdraw the Put Notice with respect to the Shares for which such repurchase is deferred and, provided further, in the event of the withdrawal of the Put Notice by the Executive as contemplated by the immediately preceding proviso, for purposes of clause (ii) of this Section 6(a), such Put Notice will be deemed not to have been given.

            (b) Notwithstanding anything to the contrary contained in Section 6(a) but subject to the last sentence of this Section 6(b), if Executive's employment is terminated pursuant to Section 4(d) or the Executive otherwise voluntarily terminates his employment with the Company, the Company shall have the right and option (the



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"Call Option"), exercisable by giving written notice of the exercise thereof to the Executive at his address appearing on the books and records of the Company (the "Call Notice"), to repurchase all of the Executive's Shares at their Fair Market Value as of the date of the Call Notice at any time during the five year period commencing on the Termination Date. Any Call Notice shall be accompanied by a certificate signed by an executive officer of the Company certifying on behalf of the Company that the repurchase of the Executive's Shares by the Company would not constitute a default under or violation of any instrument, agreement or law to which the Company is a party or by which the Company or any of its assets is materially bound or affected (it being understood that such certification may be based on reasonable assumptions with respect to the Fair Market Value of the Executive's Shares and other matters pertaining to such repurchase, which assumptions, if any, shall be set forth in such certificate). Notwithstanding the foregoing, in the event that the Executive has not theretofore exercised the Put Option for all of his Shares or the Company has not theretofore exercised the Call Option, the Company shall exercise the Call Option on the earliest to occur of the following events:

               (i)  the fifth anniversary of the Termination Date;

               (ii) the date on which proceeds derived from any refinancing of the Company's indebtedness under the "Credit Agreement" or the "Indenture" (in each case as defined in the Stockholders' Agreement and including, for purposes of such definitions, any agreements or instruments entered into or issued pursuant to the Credit Agreement or the Indenture) or from any refinancing of the Company's obligations under the "Preferred Stock" (as defined in the Stockholders' Agreement) are used by the Company to repurchase or pay dividends on any outstanding equity securities of the Company (other than the Preferred Stock or any securities issued to refinance the Preferred Stock); and

               (iii)the date on which the Company refinances its indebtedness under the Credit Agreement or the Indenture or its obligations under the Preferred Stock, except in the event and to the extent that (A) the Credit Agreement, Indenture or Preferred Stock remains outstanding after such refinancing and prohibits the proceeds of such refinancing from being used to repurchase or



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
                  pay dividends on any equity securities of the Company (other than the Preferred Stock or any securities issued to refinance the Preferred Stock) or (B) the third parties providing such refinancing, after good faith negotiations, do not permit any portion of the proceeds of such refinancing to be used to repurchase or pay dividends on any equity securities of the Company (other than the Preferred Stock or any securities issued to refinance the Preferred Stock).

In the event that, within 15 business days after the date that the Company gives a Call Notice to the Executive pursuant to this Section 6(b), the Executive elects to irrevocably waive his rights to require the Company to repurchase any of the Executive's Shares pursuant to the Put Option (including the repurchase of any Shares subject to a prior exercise of the Put Option that has not yet been consummated), which waiver shall be in writing and shall make specific reference to this last sentence of Section 6(b) (the "Put Option Waiver"), all rights and obligations of the Company under this Section 6 shall terminate and be of no further force or effect from and after the giving of the Put Option Waiver (it being understood that the rights and obligations of the Company and the Executive under the Stockholders' Agreement shall remain in full force and effect).

            (c) Any repurchase of the Executive's Shares pursuant to this
Section 6 shall take place at the principal executive office of the Company at a date and time during normal business hours designated by the Company by notice to the Executive, which date shall be no later than the fifteenth business day after the determination of the repurchase price of the applicable Shares (except in the case of a deferred purchase as contemplated by the last sentence of
Section 6(a), which shall take place no later than the fifteenth business day after the prohibition against repurchase first lapses or is waived). The Company shall repurchase the Executive's Shares to be so sold to it for cash, certified bank check or immediately available funds in the amount of the repurchase price against delivery of certificates representing such Shares to the Company, duly endorsed in blank or accompanied by a stock power duly executed in blank. The Executive shall execute and deliver such additional documents as the Company may reasonably request to document such transaction.

            (d) Notwithstanding anything to the contrary contained in this
Section 6, (i) the Company shall have the right to designate any third party or parties to purchase all or a portion of the Executive's Shares to be sold pursuant to the exercise of the Put Option or Call Option (in lieu of the Company effecting such purchase),



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(ii) the Executive agrees to sell his Shares to any third party or parties so designated in writing by the Company to the Executive prior to the date of the closing of such sale as contemplated by Section 6(c), (iii) upon the purchase by any such third party or parties of such Shares on the terms and conditions otherwise applicable to the Company, the Company's obligations with respect to such Put Option or Call Option with respect to such Shares shall be deemed to have been satisfied and (iv) if the Company designates a third party or parties to effect such purchase and provides notice thereof to the Executive prior to the time by which the Company would otherwise be obligated to provide a Deferral Notice to the Executive under Section 6(a), the Company shall not be obligated to furnish such a Deferral Notice with respect to the Shares to be purchased by such third party or parties and the Executive shall not have a right to withdraw the Put Notice with respect to such Shares. In the event that any third party designated by the Company to purchase all or a portion of the Executive's Shares in accordance with this Section 6(d) fails to consummate such purchase as contemplated hereby, (i) if the repurchase of all or a portion of such Shares by the Company would not constitute a default under or violation of any instrument, agreement or law to which the Company is a party or by which the Company or any of its assets is materially bound or affected, the Company shall repurchase all of such Shares or the portion of such shares which would not constitute such a default or violation on the terms contemplated hereby or (ii) if the repurchase of all or a portion of such Shares by the Company would constitute such a default or violation, the Company shall promptly give the Executive a Deferral Notice with respect to such Shares and the Executive may withdraw the Put Notice with respect to such Shares in accordance with the last sentence of Section 6(a).

            (e) Nothing contained herein shall be construed as an waiver or amendment of any provision of the Stockholders' Agreement, express or implied.


            7. Withholding Taxes. The Company may require, as a condition to any payments required to be made by the Company pursuant to this Agreement or as a condition to effectuating a repurchase of Shares pursuant to Section 6 hereof, that the Company be reimbursed in cash for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of such payment or repurchase of Shares by the Company. In lieu thereof, the Company or any affiliate thereof which employs the Executive shall have the right to withhold the amount of such taxes from any sums due or to become due from it to the Executive.




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
            9. Expenses. In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages from breach of, this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual expenses for attorneys' fees and disbursements reasonably incurred by him.

            10. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to (a) a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets, of the Company or (b) an affiliate of the Company; provided that no such assignment referred to in the foregoing clause (a) or (b) shall relieve the Company from liability for its obligations hereunder. Any purported assignment, other than as provided above, shall be null and void.

            11. Indemnification. The Company shall indemnify the Executive in accordance with its Certificate of Incorporation and Bylaws, copies of which have been delivered to the Executive, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company's obligations under this Section 11 shall survive any termination of this Agreement or the Executive's employment hereunder.

            12. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or sent by prepaid telegram, telex, facsimile transmission, overnight courier or mailed, first class, postage prepaid by registered or certified mail, as follows:

      If to the Company:      North Atlantic Trading Company, Inc.
                              257 Park Avenue South
                              New York, New York 10016

      If to the Executive:    225 Glenbrook Springs
                              New London, NC  28127




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or such other address as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally, by telex, facsimile transmission or telegram, or if sent by overnight courier, one day after delivery to such courier by the sender or if mailed, five days after deposit by the sender in the U.S. mails.

            13. Entire Agreement; Non-Exclusive Rights. (a) Subject to Section 13(b), this Agreement shall constitute the entire agreement between the Executive and the Company concerning the subject matter hereof, and performance of its obligations hereunder by the Company shall constitute full settlement and release of any claim or cause of action, of whatsoever nature, which the Executive might otherwise assert or claim against the Corporation or any of its directors, stockholders, officers or employees on account of any termination. This Agreement supersedes the Employment Agreement, dated July 28, 1997, between the Corporation and the Executive, and such agreement is hereby terminated and of no further force or effect. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and an authorized officer of the Company.

            (b) Nothing in this Agreement shall impair or limit (i) any right or obligation of any party hereto under the Stockholders' Agreement or (ii) the Executive's continuing or future participation, during the term of Executive's employment, in any benefit bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company, including, but not limited to stock option or restricted stock agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company at or subsequent to the Termination Date shall be payable in accordance with such plan or program.


            14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.





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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                        NORTH ATLANTIC TRADING COMPANY, INC.

                        By:/s/ Thomas F. Helms, Jr.
                           --------------------------------------------------
                           Name:  Thomas F. Helms, Jr.
                           Title: Chairman of the Board of Directors and
                             Chief Executive Officer


                           /s/ Jeffrey S. Hay
                           --------------------------------------------------
                           Jeffrey S. Hay




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